UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 26, 2019

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 26, 2019, Enstar Group Limited (the “Company”) entered into a second supplemental indenture (the “Second Supplemental Indenture”) by and between the Company and The Bank of New York Mellon, as trustee, to the indenture, dated as of March 10, 2017, as supplemented by a first supplemental indenture, dated as of March 10, 2017 (together, the “Indenture”) relating to $350,000,000 aggregate principal amount of 4.5% senior notes due 2022 (the “Notes”) issued by the Company.
The Indenture originally provided that the Notes were redeemable at any time at the option of the Company at a redemption price equal to a make-whole premium or, on or after February 10, 2022, at par, in either case plus accrued and unpaid interest. The Second Supplemental Indenture limits this optional redemption right to provide that the Notes are not redeemable at the option of the Company, except in the limited circumstances set forth in the Second Supplemental Indenture. This change is intended to permit the Notes to qualify as Tier 3 capital under the eligible capital rules of the Bermuda Monetary Authority. Because this amendment does not materially and adversely affect the holders of the Notes or the coupons on the Notes, entry into the Second Supplemental Indenture did not require the consent of the holders of the Notes. HSBC Securities (USA) Inc. provided financial advisory services to us in connection with our evaluation of certain regulatory capital matters relating to the Notes.
The foregoing description of the Second Supplemental Indenture is qualified by reference to the full text of the Second Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of March 26, 2019, between the Company and The Bank of New York Mellon, as trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: March 26, 2019	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer